Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 25, 2013 relating to the consolidated financial statements of Semiconductor Manufacturing International Corporation and subsidiaries (the “Company”) and the effectiveness of the Company’s internal control over financial reporting, appearing in the Annual Report on Form 20-F for the year ended December 31, 2012 originally filed on April 15, 2013 and as amended on Form 20-F/A filed on December 19, 2013.

/s/Deloitte Touche Tohmatsu

January 6, 2014